AMENDMENT TO AND AFFIRMATION OF
UNCONDITIONAL GUARANTY

This AMENDMENT TO AND AFFIRMATION OF UNCONDITIONAL GUARANTY (the “Amendment and Affirmation”) is made and entered into as of April 23, 2015, by the undersigned guarantor (“Guarantor”) for the benefit of SQUARE 1 BANK (“Bank”).

RECITALS

GRIDSENSE INC. (“Borrower”) and Bank are parties to that certain Loan and Security Agreement dated as of November 2, 2012, (as amended from time to time, the “Loan Agreement”). Guarantor executed for the benefit of Bank an Unconditional Guaranty dated as of December 30, 2013 (as amended from time to time, including without limitation by that certain Amendment to and Affirmation of Unconditional Guaranty dated on or about July 16, 2014, the “Guaranty”). Bank and Borrower propose to enter into a Seventh Amendment to the Loan Agreement dated on or about the date hereof (the “LSA Amendment”), which, among other things, restructures the payment schedule for a portion of the Obligations. In addition, Guarantor and Bank propose to enter into a Pledge and Security Agreement dated on or about the date hereof (the “PSA”), pursuant to which Guarantor shall cash secure a portion of its obligations under the Guaranty. Bank has agreed to enter into the LSA Amendment and the PSA provided, among other things, that Guarantor agrees that the Guaranty, as modified by this Amendment and Affirmation, will remain effective.

AGREEMENT

NOW, THEREFORE, Guarantor agrees as follows:

1. Section 9.3 of the Guaranty is hereby amended and restated, as follows:

9.3 Guarantor shall at all times maintain Guarantor’s cash (excluding (i) Guarantor’s cash on the balance sheet of USSI, OmniMetrix, DSIT and Borrower, and (ii) Guarantor’s cash held in segregated accounts at Bank as cash security for a portion of Guarantor’s obligations under this Guaranty) of at least 1.00 times any Obligations owed by Borrower to Bank (excluding any such Obligations which are cash-secured by cash held in segregated accounts at Bank in the name of the Guarantor).

2. Guarantor consents to the execution, delivery and performance by Borrower of the LSA Amendment and the documents and instruments executed in connection therewith, as well as all other amendments and modifications to the Loan Agreement.

3. The Guaranty is and shall remain in full force and effect. Guarantor confirms that Guarantor has no defenses against its obligations under the Guaranty.

4. Guarantor represents and warrants that the representations and warranties contained in the Guaranty are true and correct as of the date of this Amendment and Affirmation. Unless otherwise defined, all capitalized terms in this Amendment and Affirmation shall be as defined in the Guaranty.

GridSense Inc. – Amendment and Affirmation of Guaranty (April 2015)

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Amendment and Affirmation as of the first date above written.

ACORN ENERGY, INC.

By:
Name:
Title:

[SIGNATURE PAGES CONTINUE ON NEXT PAGE]

GridSense Inc. – Amendment and Affirmation of Guaranty (April 2015)

SQUARE 1 BANK

By:
Name:
Title:

GridSense Inc. – Amendment and Affirmation of Guaranty (April 2015)